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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2000, except for Note 12 which is as of July 31, 2000, relating to the financial statements which appears on page F-2 of Resonate Inc.'s Registration Statement on Form S-1 (No. 333-31730). We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
January 29, 2001